Exhibit 10.4
EXECUTION VERSION
SUBSCRIPTION AGREEMENT
          THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of March 25, 2008 by and between MoneyGram International, Inc., a Delaware corporation (the “Company”) and The Goldman Sachs Group, Inc., a Delaware corporation (the “Subscriber”). Capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement (as defined below).
          WHEREAS, the Company is a party to that certain Amended and Restated Purchase Agreement, dated as of March 17, 2008 by which the Investors party thereto are purchasing Preferred Shares from the Company (the “Purchase Agreement”).
          WHEREAS, Thomas H. Lee Equity Fund VI, L.P. and GS Capital Partners VI Fund, L.P. (collectively, the “Investor Parties”) engaged, pursuant to that certain engagement letter by and among Goldman, Sachs & Co. (the “Advisor”) and the Investor Parties, dated March 25, 2008 (the “Engagement Letter”), the Advisor as a financial advisor in connection with the possible acquisition of all or a portion of the Company.
          WHEREAS, the Investor Parties have requested that the Company pay in full the fee payable to the Advisor by such parties pursuant to the Engagement Letter through the issuance of 7,500 shares of Series B-1 Preferred Stock to the Advisor (the “Company Stock”).
          WHEREAS, the Advisor has directed that the Company issue the Company Stock to the Subscriber.
          WHEREAS, the Company and the Subscriber desire to enter into an agreement pursuant to which the Company will issue to the Subscriber the Company Stock.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          1. Issuance of Company Stock. At the Closing, the Company will issue to the Subscriber the Company Stock and the Subscriber shall become a party to the Registration Rights Agreement to be entered into by and among the Company and the Investors dated as of the Closing Date.
          2. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company as follows:
          (a) Organization and Authority. The Subscriber is a partnership, limited liability company or corporation, as applicable, duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite partnership, company or corporate, as applicable, power and authority to carry on its business as presently conducted. The Subscriber is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Subscriber.
          (b) Authorization.
          (i) The Subscriber has the partnership, company or corporate, as applicable, power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Subscriber and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Subscriber and no further approval or authorization by the Subscriber is required. This Agreement and the Registration Rights Agreement are valid and binding obligations of the Subscriber enforceable against the Subscriber in accordance with their respective terms.
          (ii) Neither the execution, delivery and performance by the Subscriber of this Agreement and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Subscriber with any of the provisions thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Subscriber under any of the material terms, conditions or provisions of (1) its certificate of limited partnership, partnership agreement, limited liability company agreement, certificate of incorporation or bylaws, as applicable, or (2) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Subscriber is a party or by which it may be bound, or to which the Subscriber or any of the properties or assets of the Subscriber may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate any statute, rule or regulation or, to the knowledge of the Subscriber, any judgment, ruling, order, writ, injunction or decree applicable to the Subscriber or any of its properties or assets, except in the case of clauses (A)(2) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Subscriber.
          (iii) Other than such consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Subscriber, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity or any other person (nor expiration nor termination of any statutory waiting periods) is necessary for the consummation by the Subscriber of the transactions contemplated by this Agreement and the Registration Rights Agreement.

          (c) Acquisition for Investment. The Subscriber acknowledges that the Company Stock has not been registered under the Securities Act and the rules and regulations thereunder or under any state securities Laws and that there is no public or other market for the Company Stock. The Subscriber (i) is acquiring the Company Stock for its own account pursuant to an exemption from registration under the Securities Act solely for investment and not with a view to distribution in violation of the securities Laws, (ii) will not sell or otherwise dispose of any of the Company Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Company Stock and of making an informed investment decision and (iv) is an Accredited Investor (as that term is defined by Rule 501 of the Securities Act).
          3. Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Subscriber as follows:
          (a) Organization and Authority. The Company is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate, company or partnership power and authority to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) Capitalization. The authorized capital stock of the Company consists of (i) 7,000,000 shares of preferred stock, 2,000,000 shares of which have been designated as “Series A Junior Participating Preferred Stock,” and of which no shares were outstanding as of the time of execution of this Agreement, and (ii) 250,000,000 shares of Common Stock, of which 82,598,034 shares were outstanding as of the date of the Purchase Agreement. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The shares of Preferred Stock to be issued at the Closing in accordance with the terms of this Agreement or in respect of or upon conversion of such Preferred Stock (or upon the conversion of Preferred Stock received upon conversion of Preferred Stock to be issued at the Closing) in accordance with the terms of this Agreement and the respective Certificate of Designations, upon such issuance or conversion, as the case may be, will be duly and validly authorized and issued and fully paid and nonassessable and not trigger any pre-emptive or similar rights of any other person.
          (c) Authorization; No Default.
          (i) The Company has the power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors. This Agreement and the Registration Rights Agreement are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. No stockholder vote of the Company is required to authorize, approve or consummate any of the transactions contemplated hereby.
          (ii) Neither the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and any documents ancillary thereto, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under, any of the material terms, conditions or provisions of (1) its certificate of incorporation or bylaws or substantially equivalent governing documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations and votes referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets; except, in the case of clauses (A)(2) and (B), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
          (iii) Other than (A) the filing of the Certificates of Designations with the Delaware Secretary of State and (B) such consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity or any other person (nor expiration nor termination of any statutory waiting periods) is necessary prior to the consummation by the Company of the transactions contemplated by this Agreement and the Registration Rights Agreement.
          4. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

          If to the Company:
MoneyGram International Inc.
1500 Utica Avenue South, MS 8020
Minneapolis, Minnesota 55416
Fax No.: (952) 591-3859
Attn: Teresa H. Johnson, Esq.
          With a copy to (which shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
51 West 52nd St.
New York, NY 10019
Fax No.: (212) 403-2000
Attn: David M. Silk, Esq.
          (ii) If to the Subscriber:
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
Fax No.:
Attn:
          With a copy to (which shall not constitute notice):
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000

Attn:	Robert Schwenkel, Esq. David Shaw, Esq.
          5. Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.
          6. Transfer and Assignment. This Agreement shall be binding upon and inure to the benefit of the Subscriber and the Company and their respective successors and assigns. No party may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the prior written consent of each other party to this Agreement (any attempted assignment in contravention hereof being null and void), except following the Closing as set forth in Section 7 hereof.
          7. Restrictions on Transfers.

          (a) The Subscriber shall not be permitted to sell or otherwise transfer the Company Stock or other securities issued upon conversion thereof prior to January 1, 2009, except (x) to an Affiliate that agrees to become bound by the terms of this Agreement including the transfer restrictions set forth in this Section 7, or (y) pursuant to a sale, merger or consolidation of the Company. After January 1, 2009, the Subscriber shall be permitted to sell all Company securities except that each Subscriber will agree not to sell in a private sale any Company Stock any person listed on Schedule 4.5 of the Purchase Agreement or any such person’s Affiliates (unless such sale is pursuant to a merger or consolidation of the Company).
          (b) If the Subscriber desires to transfer in a private transaction any securities to any person, who, to the Subscribers’ knowledge, after giving effect to such transfer, would beneficially own more than 9.9% or such other threshold as may be applicable as a result of applicable state regulations concerning money transfers (the “Applicable Threshold”) of the outstanding voting securities of the Company, the Subscriber shall notify the Company prior to effecting such transfer, and the Company will cooperate with the Subscriber so that the Subscriber may, as soon as practicable but in any event within two (2) business days of such notification, to the extent the amount of securities to be transferred is in excess of the Applicable Threshold and any applicable approvals have not yet been received, transfer non-voting securities to such person (in lieu of voting securities) such that prior notice and/or approval under the laws relating to money transmission or the sale of check of any State would not be required to effect such transfer.
          (c) For purposes of this Section 7, “transfer” shall mean any sale, transfer, pledge, assignment or other disposition. The Subscriber shall not transfer any Securities in violation of Law.
          8. Miscellaneous. Except for that certain letter agreement, dated as of March 25, 2008, by and among the Investor Parties, Goldman, Sachs & Co. and the Company (the “GS Fee Letter”), this Agreement is a complete statement of the agreement between the parties with respect to the matters provided for and there are no agreements, promises, warranties, covenants or undertakings other than as expressly set forth in this Agreement and the GS Fee Letter. This Agreement and the GS Fee Letter supersede any previous agreements and understandings between the parties with respect to the matters provided for and cannot be changed or terminated except in writing signed by both parties. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.
          9. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile transmission, and any executed facsimile copy or counterpart shall be treated as an original.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the date first written above.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ Philip W. Milne
	Name:	Philip W. Milne
	Title:	Chairman, President and Chief Executive Officer

[Signature Page to Subscription Agreement]

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Bradley Gross
	Name:	Bradley Gross
	Title:	Attorney-in-Fact

[Signature Page to Subscription Agreement]